                                     MESA
                                  AIR GROUP
                                                                  March 22, 1996

                                 SUPPLEMENT TO
                                PROXY STATEMENT
                            DATED FEBRUARY 26, 1996
                                       OF
                              MESA AIR GROUP, INC.

To the Shareholders of Mesa Air Group, Inc.

Dear Shareholder:

     Since the Mesa Air Group, Inc.'s Proxy Statement dated February 26, 1996 ("Proxy Statement") was mailed to you in connection with the Annual Meeting of Shareholders scheduled for April 8, 1996 (the "Annual Meeting"), the Company has amended the Employee Stock Option Plan (the "Employee Plan") which is a part of the "Omnibus Plan" described in Proposal Three of the Proxy Statement and included as Proposal 3, on the proxy card. In addition, the Company has proposed certain changes in the proposed Articles of Incorporation of Mesa Holdings, Inc. (Appendix "B" to the Proxy Statement) in connection with the Reincorporation Proposal.

AMENDMENTS TO THE OMNIBUS PLAN

     The Employee Plan is included in the Proxy Statement as Appendix "E." Enclosed with this Supplement, as Appendix "E-1," is a copy of the First Amendment to the Employee Plan (the "First Amendment"). This amendment reduces the aggregate number of options to purchase shares of Common Stock which may be issued under the Employee Plan from options to purchase 10,000,000 shares to 2,800,000 shares. To reflect this change, the sentence on page 21 of the Proxy Statement under the heading "Maximum Shares Allocated," has been amended to read:

             The aggregate number of shares of Common Stock covered by the Stock Option Plan issuable upon exercise of all Options is 2,800,000 shares, and such shares have been reserved for issuance by the Company upon the exercise of the Options.

     Prior to approval by the Board of Directors of the First Amendment, based on the maximum allocations set forth in Schedule B, the Company could have issued Options to purchase shares through fiscal 2005. If the Employee Plan, as amended by the First Amendment, is approved by the Shareholders, the Company could issue options to purchase shares, based on the maximum allocations as provided in Schedule B, under the Employee Plan only through fiscal 1997. Commencing in fiscal 1998, the Company would have to secure shareholder approval to authorize additional options to be granted under the Employee Plan, as amended. All references in the text and the charts contained in the Proxy Statement to Options granted through termination of the Stock Option Plan are, by this Supplement, amended to allow grants of Options only through fiscal 1997. Schedule B of the Employee Plan has also been amended to indicate that as to Key Employees who are not Insiders, the maximum number of Options which may be granted in April 1996 and 1997 under the Plan.

     Subject to approval of the Omnibus Plan, the Company will adopt an amendment to its existing Key Employee Stock Option Plan to eliminate 250,519 Options available for grant under that Plan and to reduce available Options for grant to outside directors under its original Outside Directors Stock Option Plan from 700,000 to 110,000 Options. With these reductions, the Company would have approximately 1,700,000 Options outstanding or available for grant under existing stock option plans (not including the Omnibus Plan).

CHANGES IN THE ARTICLES OF INCORPORATION OF MESA HOLDINGS, INC.

     In connection with the "Reincorporation Proposal" described in Proposal Two of the Proxy Statement, the Company has proposed certain changes in the proposed Articles of Incorporation of Mesa Holdings, Inc. ("Mesa Nevada").

     The proposed Articles of Incorporation of Mesa Nevada were included in the Proxy Statement as Appendix "B." Enclosed with this Supplement, as Appendix "B-1," is a copy of these Articles of Incorporation as revised. The revisions include the addition of a new Article IX which will be inserted into the Articles to provide that the business combination and control-share acquisition provisions ("Anti-Takeover Provisions") contained in the Nevada Revised Statutes, as amended, would not be applicable to the Company in the event the Reincorporation Proposal is approved by the Company's shareholders. Accordingly, by this Supplement, the last sentence in the first paragraph on page 13 of the Proxy Statement under the heading "Business Combination; Control-Share Acquisition" has been amended to read:

             The Articles of Incorporation of Mesa Nevada will contain a provision providing that the combination of the Nevada Revised Statutes, as amended, will not apply to Mesa Nevada.

     The last sentence of the last paragraph on page 13 of the Proxy Statement under the same heading has also been amended to read as follows:

     Mesa Nevada will not be subject to the Nevada "controlling interest" statutes because the Articles of Incorporation contain a provision providing that such provisions will not apply to Mesa Nevada.

     The revisions to the Articles of Incorporation of Mesa Nevada also change the name of the proposed resident agent in Nevada of Mesa Nevada to Burton, Bartlett & Glogovac, 50 West Liberty Street, Suite 650, Reno, Nevada 89501.

PROXY CARDS

     Shareholders who previously submitted a proxy card for the 1996 Annual Meeting who do not wish to modify their vote need not resubmit a proxy card. The original Proxy submitted by shareholders for the April 8, 1996 Annual Meeting is still valid. However, a new blue proxy card is enclosed should you choose to modify your original vote. If you desire to modify your original vote, or if you have not yet returned your proxy, please sign, date, and return the blue proxy card in the enclosed envelope. Thank you for your cooperation.

                                          Very truly yours,

                                          /s/ LARRY L. RISLEY
                                          Larry L. Risley, Chairman of the Board
                                          and Chief Executive Officer

                                          /s/ GARY E. RISLEY
                                          Gary E. Risley, Secretary

                                                                  APPENDIX "B-1"

                           ARTICLES OF INCORPORATION
                                       OF
                              MESA HOLDINGS, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Nevada (particularly Chapter 78 of the Nevada Corporation Code and the acts amendatory thereof and supplemental thereto) hereby certifies that:

     ARTICLE I: The name of the corporation (hereinafter called the "Corporation") is:

                              MESA HOLDINGS, INC.

     ARTICLE II: The name and address of the registered agent of the Corporation in the State of Nevada is Burton, Bartlett & Glogovac, 50 West Liberty Street, Suite 650, Reno, Nevada 89501.

     ARTICLE III: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

     ARTICLE IV: The Corporation is authorized to issue two classes of shares of capital stock designated as "Common Stock" and "Preferred Stock." The total number of shares of voting Common Stock which the Corporation shall have authority to issue is Seventy-Five Million (75,000,000) shares, with no par value. Each share of Common Stock issued and outstanding shall be entitled to one vote. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Two Million (2,000,000) shares, with no par value. The Board of Directors may divide the shares of Preferred Stock into classes or series and shall, by resolution, fix and determine the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series.

     The Board of Directors shall have the right to create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, rights or options entitling the holders thereof to purchase from the Corporation shares of its Common or Preferred Stock upon such terms, at such times and at such prices as the Board of Directors may determine.

     ARTICLE V: The name and the mailing address of the incorporator is as follows:

                                Paul R. Madden
                                Chapman and Cutler
                                Two North Central Avenue
                                Suite 1100
                                Phoenix, Arizona 85004

     ARTICLE VI: The members of the governing board shall be styled "directors." The first Board of Directors shall consist of seven directors. The name and address of the members of the first Board of Directors who shall serve until the first annual meeting of Shareholders are:

           NAME                              MAILING ADDRESS
        --------------------------------------------------------------
                                         2325 E. 30th Street
        Larry L. Risley                  Farmington, New Mexico 87401
                                         2325 E. 30th Street
        E. Janie Risley                  Farmington, New Mexico 87401
                                         2325 E. 30th Street
        J. Clark Stevens                 Farmington, New Mexico 87401
                                         78805 Pina Street
        Jack Braly                       LaQuinta, California 92253
                                         3405 Northridge Court
        Blaine M. Jones                  Farmington, New Mexico 87401
                                         401 W. Broadway
        George W. Pennington             Bloomfield, New Mexico 87413
                                         6501 Montana Avenue
        Richard C. Poe                   El Paso, Texas 79925

Thereafter, the number of persons to serve on the Board of Directors, their terms of office and the manner of their election shall be fixed in the manner provided in the Bylaws.

     ARTICLE VII: To the fullest extent allowable under the Nevada Revised Statutes, no director or officer shall have personal liability to the Corporation or its shareholders, or to any other person or entity, for monetary damages for breach of his fiduciary duty as a director, except where there has been:

          (a) acts or omissions which intentional misconduct, fraud or knowing violation of law; or

          (b) authorization of the unlawful payment of a dividend or other distribution on the Corporation's capital stock, or the unlawful purchase of its capital stock.

     ARTICLE VIII: The Corporation may, to the fullest extent permitted by the provisions of Section 78.751 of the Corporation Code of the Nevada Revised Statutes as the same may be amended and supplemented, indemnify all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the Corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the Corporation may be entitled under any contract or otherwise by law.

     ARTICLE IX: Pursuant to Section 78.434 of the Corporation Code of the Nevada Revised Statutes, as the same may be amended and supplemented, the Corporation elects not to be governed by Sections 78.411 to 78.444 inclusive of the Nevada Revised Statutes.

     Dated this   day of      , 1996.
                                      B-1-2

                                          By
                                          --------------------------------------
                                          Its Incorporator

STATE OF ARIZONA     )
                     )  ss.
County of
  Maricopa           )


     The foregoing instrument was acknowledged before me this   day of
                    , 1996, by Paul R. Madden.


                                          --------------------------------------
                                          Notary Public

My Commission Expires:
------------------------------------

                                      B-1-3

                                                                  APPENDIX "E-1"

                    FIRST AMENDMENT TO MESA AIR GROUP, INC.
                           EMPLOYEE STOCK OPTION PLAN

     Witness the terms of this First Amendment ("First Amendment") to the Mesa Air Group, Inc. Employee Stock Option Plan dated December 1, 1995 and effective as of June 28, 1995 (the "Plan").

     The Plan is hereby amended as follows:

          1. Section 2(a) is amended in its entirety to read as follows:

             (a) Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of this Plan and issuable upon exercise of the Options are shares of the Company's Common Stock, no par value, which may be either unissued or treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in Section 6, the aggregate number of shares of Common Stock covered by the Plan issuable upon exercise of all Options shall be 2,800,000 Shares, which shares shall be reserved for use upon the exercise of the Options. The shares available for Options and all other shares of Common Stock of the Company shall be referred to as the "Shares."

          2. Section 3(b)(1) and 3(b)(2) are deleted in their entirety and
     Section 3(b) is amended in its entirety to read as follows:

             (b) Date of Grants; Allotment, Adjustment. Options shall be granted to Insiders as set forth in Schedule "B" on June 28, 1995 and on April 1, 1996 and 1997 and with respect to non-Insiders as determined by the Chief Executive Officer of the Company up to a maximum amount of 370,000 Options per year. If an Insider is employed by the Company after June 28, 1995, Insider shall, upon the first day of employment, be granted a pro rata portion of the Options as set forth in the column labeled "April 1, 1996 and 1997" shown on Schedule "B" (collectively, the "Pro Rata Options") and Options shall be granted to such Insider on each succeeding April 1 in the amounts set forth in Schedule "B." The amount of Pro Rata Options to be granted to each Insider shall be calculated by dividing the number of days prior to April 1 by the number of days in the calendar year and multiplying the quotient by the number of Options listed in Schedule "B" to be allotted to that Insider.

          3. Section 3(e) is amended in its entirety to read as follows:

             (e) Duration of Plan. The term of the Plan, unless previously terminated by the Board, is ten years or June 28, 2005. No Option shall be granted under the Plan unless granted within ten years after the adoption of the Plan by the Board, but Options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

          4. Schedule "B" is deleted in its entirety and the attached Schedule "B" is substituted therefor.

     This First Amendment has been executed by the undersigned on the 22nd day of March, 1996.

                                          MESA AIR GROUP, INC.

                                          By /s/  CLARK STEVENS
                                            ------------------------------------
                                            President

                                  SCHEDULE "B"

                                                                   APRIL 1, 1996
                                               JUNE 28, 1995         AND 1997
   POSITION                                   OPTION AMOUNTS(1)   OPTION AMOUNTS(2)
-------------------------------------------  -----------------   -----------------
MESA AIR GROUP, INC.:
Chief Executive Officer....................       300,000             150,000
Chief Operating Officer....................       160,000              80,000
Chief Financial Officer....................       100,000              50,000
Chief Legal Officer........................       100,000              50,000

---------------

(1) Granted subject to the approval of the Plan by the Shareholders. On June 28, 1995, the Company also granted Options to 34 Key Employees to purchase an aggregate of 640,000 shares of Common Stock.

(2) April 1, 1996 and 1997 Option Amounts are fixed as to Insiders. As to Key Employees who are not Insiders, options to purchase up to 370,000 shares may be granted to the group comprised of approximately 36 Key Employees. It is anticipated that awards to each of the members of the Key Employee group in 1996 and 1997 will range from 2,500 options to a maximum of 40,000 options.